EXHIBIT 2.1

        Merger Agreement and Plan of Reorganization dated August 15, 2000

                                       5
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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT dated as of August 15, 2000, among LIGHTTOUCH VEIN & LASER, INC., a Nevada corporation ("LIGHTTOUCH"); LIGHTTOUCH ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of LightTouch ("ACQUISITION CORP"); VANISHING POINT, INC., a Delaware corporation ("VANISHING POINT").

         WHEREAS, the parties intend to effect a merger of Acquisition Corp into Vanishing Point in accordance with this Agreement and the laws of the State of Delaware, which merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, upon consummation of such merger, Acquisition Corp will cease to exist, and Vanishing Point will become a wholly-owned subsidiary of LightTouch.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree that Acquisition Corp shall be merged into Vanishing Point in accordance with the laws of the State of Delaware, upon the terms and subject to the conditions set forth in this Agreement (the "MERGER").

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1. CLOSING AND EFFECTIVE DATE OF MERGER. Subject to the provisions of Articles 6, 7 and 8, at a closing to be held at the offices of Bingham Dana LLP, 399 Park Avenue, New York, New York 10022, on such date, on or prior to the termination referred to in Article 11, as may be agreed to by the parties (the "CLOSING DATE"), Vanishing Point and Acquisition Corp shall cause to be definitively executed and delivered to one another a Certificate of Merger substantially in the form of EXHIBIT A attached hereto (the "CERTIFICATE OF MERGER") and cause such document to be filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") in order to cause the Merger contemplated by this Agreement to become effective under the laws of the State of Delaware. The Merger shall become effective on the date and at the time of the filing of the Certificate of Merger with the Delaware Secretary of State (the "EFFECTIVE TIME"). References herein to the "SURVIVING CORPORATION" shall mean Vanishing Point at and after the Effective Time.

         Section 1.2. TERMS AND CONDITIONS OF MERGER. At the Effective Time, pursuant to this Agreement and the Certificate of Merger:

                 (a) Acquisition Corp shall be merged into Vanishing Point and the separate existence of Acquisition Corp shall cease.

                 (b) Vanishing Point shall continue as the Surviving Corporation organized under the laws of the State of Delaware, the authorized capital stock of which shall be 1,000 shares of common stock, par value $.01 per share.
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                                      -2-


                 (c) The Certificate of Incorporation of Vanishing Point as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as provided in the Certificate of Merger, and such Amended and Restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation.

                 (d) The By-Laws of the Acquisition Corp in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law or such By-Laws.

                 (e) Each share of Vanishing Point Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares held directly or indirectly by LightTouch and any such shares owned by Vanishing Point) shall become and be converted into the right to receive the Conversion Number of shares of the Common Stock of LightTouch. As used herein, the "Conversion Number" has the meaning set forth on Schedule 1.2(e) hereto. As of the Effective Time, each share of Vanishing Point Common Stock held directly or indirectly by LightTouch and each share owned by Vanishing Point shall be cancelled, retired and cease to exist, and no payment shall be made with respect thereto.

                 (f) Each issued and outstanding share of the capital stock of Acquisition Corp shall be converted into and represent the right to receive one share of common stock, par value $.01 per share, of the Surviving Corporation, whereupon LightTouch shall own all of the issued and outstanding capital stock of the Surviving Corporation.

                 (g) The  outstanding  Vanishing  Point  warrants  described  on
SCHEDULE 1.2(G) (each a "VANISHING POINT WARRANT" and collectively, the "VANISHING POINT WARRANTS") shall be assumed by LightTouch; accordingly, from and after the Effective Time, (i) the number of Shares of Common Stock of LightTouch subject to each such assumed Vanishing Point Warrant shall be equal to the number of shares of Common Stock or Preferred Stock of Vanishing Point that was subject to such Vanishing Point Warrant multiplied by the Conversion Number, rounded up to the nearest whole number of shares of Common Stock of LightTouch, and (ii) the per share exercise price for each such assumed Vanishing Point Warrant shall be equal to the exercise price per share of Common Stock or Preferred Stock of Vanishing Point subject to such Vanishing Point Warrant divided by the Conversion Number rounded up to the nearest whole cent. All other terms of each Vanishing Point Warrant shall remain unchanged and be assumed by LightTouch on the terms set forth therein to the extent reasonably possible.

                 (h) All of the estate, properties, rights, privileges, powers and franchises of Vanishing Point and Acquisition Corp and all of their property, real, personal and mixed, and all debts due on whatever account to either of Vanishing Point or Acquisition Corp shall vest in the Surviving Corporation, without further act or deed, except as contemplated by this Agreement.

                 (i) The Surviving Corporation shall be responsible for all of the liabilities and obligations of each of Vanishing Point and Acquisition Corp and the liabilities of Vanishing Point and Acquisition Corp shall not be affected nor shall the rights of creditors thereof or of any Persons dealing with Vanishing Point or
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                                      -3-


Acquisition Corp be impaired. For purposes of this Agreement, "PERSON" shall mean any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

                 (j) From and after the Effective Time, the Boards of Directors of the Surviving Corporation and of LightTouch will consist of the individuals listed as Directors on Schedule 1.2(j), each such Director to hold office, subject to the applicable provisions of the Certificate of Incorporation and the By-Laws of the Surviving Corporation or LightTouch, as applicable, until the next annual meeting of stockholders of the Surviving Corporation and until his or her successor shall be duly elected or appointed and shall duly qualify. The individuals listed as Officers on Schedule 1.2(i) shall be the officers of the Surviving Corporation and LightTouch and each of their respective subsidiaries and shall act as such and hold the offices set forth opposite their names until their respective successors are duly elected or appointed and qualified. If, at or after the Effective Time, a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation or LightTouch by reason of death or inability to act, or for any other reason, such vacancy may be filled in the manner provided in the By-Laws of the Surviving Corporation or LightTouch, as applicable.

                 (k) LightTouch shall issue to Venture Strategy Partners LP, as a fee for services rendered to Vanishing Point, that number of shares of the Common Stock of LightTouch that is equal to the product of (i) the Aggregate Vanishing Point Allocation (as defined on Schedule 1.2(e)) multiplied by (ii) eight percent (8%).

         Section 1.3. OPTIONS. (a) Each stock option granted by Vanishing Point, including but not limited to options granted pursuant to Vanishing Point's 1997 Stock Plan (as amended to date, the "VANISHING POINT OPTION PLAN"), in each case to the extent outstanding and unexercised immediately prior to the Effective Time, shall be converted into an option to purchase shares of LightTouch Common Stock with the following terms:

                      (i) The number of shares of LightTouch Common Stock subject to such option shall be equal to the product of the number of shares of Vanishing Point Common Stock previously subject thereto and the Conversion Number, rounded down to the nearest whole share; and

                      (ii) The exercise price per share of LightTouch Common Stock shall be equal to the exercise price per share of Vanishing Point Common Stock previously subject thereto divided by the Conversion Number, rounded up to the nearest cent; and

                      (iii) The option shall have the same vesting schedule as the Vanishing Point option and such other rights as determined pursuant to Section 5.4.

         Section 1.4. EXCHANGE OF STOCK.
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                                      -4-


                 (a) EXCHANGE OF STOCK. As soon as practicable after the Effective Time, LightTouch shall mail to each record holder of a certificate or certificates which, immediately prior to the Effective Time, represent shares of Vanishing Point Common Stock (the "VANISHING POINT CERTIFICATES"), (i) a notice and a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Vanishing Point Certificates shall pass, only upon proper delivery of the Vanishing Point Certificates to
LightTouch) and (ii) instructions for use in effecting the surrender of such Vanishing Point Certificates in exchange for certificates representing LightTouch Common Stock. Upon surrender of a Vanishing Point Certificate to LightTouch for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by LightTouch, the holder of such Vanishing Point Certificate shall be entitled to receive in exchange therefor certificates representing the number of whole shares of LightTouch Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Vanishing Point Certificate so surrendered shall be canceled.

                 (b) GENERAL. Until surrendered as contemplated by this Section 1.4, each Vanishing Point Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of LightTouch Common Stock as contemplated by this Section 1. If any Vanishing Point Certificate shall have been lost, stolen or destroyed, LightTouch may, in its discretion and as a condition precedent to the issuance of any certificates representing LightTouch Common Stock, require the owner of such lost, stolen or destroyed Vanishing Point Stock Certificate to provide an appropriate affidavit reasonably satisfactory to LightTouch and an indemnity (which may be the holder's unsecured indemnity) against any claim that may be made against LightTouch or the Surviving Corporation with respect to such Vanishing Point Certificate.

         Section 1.5. NO FURTHER TRANSFERS. After the Effective Time, there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the shares of Vanishing Point which were outstanding immediately prior to the Effective Time. If Vanishing Point Certificates are presented to the Surviving Corporation after the Effective Time they shall be cancelled and exchanged for LightTouch Common Stock as provided in this Agreement.

         Section 1.6. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Vanishing Point Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the Merger and who have delivered a written demand for appraisal of such shares in the manner provided in Section 262 of the Delaware Law ("DISSENTING Shares") shall not be canceled and converted in accordance with Section 1.2(e) unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal and payment under Section 262 of the Delaware Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be deemed to have been canceled and converted as described in Section 1.2(e) at the Effective Time, and each such share shall represent solely the right to receive the Merger Consideration described in Section 1.2(e). Vanishing Point shall give prompt notice of any demands received by Vanishing Point for appraisal of its shares, and, prior to the Effective Time, Light Touch shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Vanishing Point shall not, except with the prior written consent of Light Touch, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time, no stockholder of Vanishing Point who has demanded appraisal rights as provided in
Section 262(d) of the Delaware Law shall be entitled to vote such holder's shares of Light Touch Common Stock or shares of Vanishing Point Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to stockholders of record of Vanishing Point at a date which is prior to the Effective Time).

                                    ARTICLE 2

                               REPRESENTATIONS AND
                          WARRANTIES OF VANISHING POINT

         Vanishing Point hereby represents and warrants to LightTouch and Acquisition Corp as set forth below. None of such representations and warranties shall be deemed waived, and each shall be effective, regardless of any due diligence or investigation that may have been made at any time by or on behalf of LightTouch and Acquisition Corp or any prior knowledge by or on the part of LightTouch and Acquisition Corp or their respective directors, officers, employees or agents. Any exceptions to such representations and warranties shall be disclosed on the written disclosure schedule dated the date hereof and delivered by Vanishing Point to LightTouch (the "VANISHING POINT DISCLOSURE SCHEDULE") and shall make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply. Except to the extent that the context clearly indicates otherwise, the representations and warranties regarding Vanishing Point shall also be deemed to be representations and warranties regarding each subsidiary of Vanishing Point and the business, assets, material contracts, and liabilities of each of them.

         Section 2.1. INCORPORATION; AUTHORITY. Vanishing Point is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Vanishing Point has delivered to LightTouch complete and correct copies of its Certificate of Incorporation and By-Laws and all amendments thereto.

         Section 2.2. CORPORATE POWER; BINDING EFFECT. Vanishing Point has all requisite corporate power and full legal right to enter into this Agreement and to perform all of its agreements and obligations under this Agreement in accordance with its terms. This Agreement has been duly authorized by Vanishing Point's Board of Directors, has been duly executed and delivered by Vanishing Point and constitutes the legal, valid and binding obligation of Vanishing Point, enforceable against it in accordance with its terms, subject only, in respect of the consummation of the Merger, to approval by its stockholders, and to the effects of bankruptcy, insolvency and similar laws of general application. The execution, delivery and performance by Vanishing Point of this Agreement in accordance with its terms will not result in any violation of or default or creation of any lien under, or the acceleration or vesting or modification of any right or obligation under, or in any conflict with, Vanishing Point's Certificate of Incorporation or By-Laws or any judgment, decree, order, statute, rule or regulation which is applicable to Vanishing Point or any agreement, contract or instrument to which Vanishing Point is a party or by which it is bound, except for any agreement, contract or instrument as to which any required consent has been obtained.

         Section 2.3. SUBSIDIARIES. Except as set forth in Section 2.3 of the Vanishing Point Disclosure Schedule, Vanishing Point does not have any subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital of any corporation. Vanishing Point does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

         Section 2.4. QUALIFICATION. Vanishing Point is duly qualified and in good standing as a foreign corporation in those jurisdictions listed in Section
2.4 of the Vanishing Point Disclosure Schedule, which constitute all the jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for any jurisdictions in which the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect. As used herein with respect to any Person, a "MATERIAL ADVERSE EFFECT" means a material adverse effect on the operations, assets, business, condition (financial or otherwise) or prospects of such Person or any material adverse effect on the ability of such Person to perform its obligations under this Agreement.



         Section 2.5.  CAPITALIZATION.

                 (a) The authorized capital of Vanishing Point is as set forth on Section 2.5 of the Vanishing Point Disclosure Schedule. All outstanding shares of capital stock of Vanishing Point are owned of record as of August 11, 2000 by the stockholders set forth in Section 2.5 of the Vanishing Point Disclosure Schedule hereto and are validly issued and outstanding, fully paid and non-assessable. Vanishing Point has reserved the number of shares of Common Stock listed on Section 2.5 of the Vanishing Point Disclosure Schedule for issuance pursuant to the stock options, warrants, convertible notes and convertible preferred stock issued by Vanishing Point and currently outstanding.

                 (b) Except as set forth in Section 2.5 of the Vanishing Point Disclosure Schedule, Vanishing Point does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for Vanishing Point to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Vanishing Point Common Stock or Vanishing Point Preferred Stock or any other equity security of Vanishing Point or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Vanishing Point Common Stock or Vanishing Point Preferred Stock or any other equity security of Vanishing Point or obligating Vanishing Point to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof there are no outstanding contractual obligations of Vanishing Point to repurchase, redeem or otherwise acquire any shares of capital stock of Vanishing Point. Section 2.5 of the Vanishing Point Disclosure Schedule sets forth, among other things, the name of each person holding an option as of the date hereof under the Vanishing Point Option Plan, and the exercise price, vesting schedule and exercise period for such option, the number of shares of Vanishing Point Common Stock subject to such option and whether the consummation of the Merger will, pursuant to the terms of such option or any related agreement, cause any option not previously exercisable to become exercisable.

         Section 2.6. LAWFUL ISSUANCE. All of the outstanding shares of Vanishing Point Common Stock and Vanishing Point Preferred Stock were issued in conformity with all applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), applicable state securities laws and all rules and regulations thereunder. There exists no valid right to rescind any purchase from or issuance thereof by Vanishing Point.

         Section 2.7. FINANCIAL STATEMENTS. Vanishing Point has furnished LightTouch copies of (a) the consolidated balance sheets of Vanishing Point as of December 31 of each of the years 1998 and 1999 (such consolidated balance sheet as of December 31, 1999, being herein referred to as the "VANISHING POINT AUDITED BALANCE SHEET"), and the related statements of operations, stockholders' equity and cash flows of Vanishing Point for the fiscal years ended on such dates, each accompanied by a report and opinion thereon of Price Waterhouse Coopers LLP with respect to the audit of Vanishing Point's 1998 financial statements and Clark, Schaefer, Hackett & Co. with respect to the audit of Vanishing Point's 1999 financial statements, and (b) the unaudited balance sheet of Vanishing Point as of July 1, 2000, and the related statement of operations of Vanishing Point for the six-month period ended on such date, certified by the chief financial officer of Vanishing Point (the "VANISHING POINT UNAUDITED FINANCIAL STATEMENTS"). Each of such financial statements was prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, subject, in the case of the Vanishing Point Unaudited Financial Statements, to a lack of footnotes and normal year-end adjustments consisting only of routine accruals; each of such balance sheets fairly presents the financial condition of Vanishing Point as of its date; and each of such statements of operations, stockholders' equity and cash flows fairly presents the results of operations, changes in stockholders' equity and cash flows of Vanishing Point for the period covered thereby.

         Section 2.8. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section
2.8 of the Vanishing Point Disclosure Schedule, since the date of the Vanishing Point Audited Balance Sheet, there has not been:

                 (a) any change in the assets, liabilities, sales, income or business of Vanishing Point or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not had, either in any case or in the aggregate, a Material Adverse Effect;

                 (b) any acquisition or disposition by Vanishing Point of any material asset or property other than in the ordinary course of business;

                 (c) any damage, destruction or loss, whether or not covered by insurance, which has had, either in any case or in the aggregate, a Material Adverse Effect;

                 (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any class of the capital stock of Vanishing Point;

                 (e) any issuance of any shares of any class of the capital stock of Vanishing Point or any direct or indirect redemption, purchase or other acquisition of any class of the capital stock of Vanishing Point;

                 (f) any increase in the compensation, pension or other benefits payable or to become payable by Vanishing Point to any of its officers or employees, or any bonus payments or arrangements made to or with any of them, except for employees whose compensation, including any such bonus, will not exceed $60,000 in Vanishing Point's 2000 fiscal year;

                 (g) any change in accounting principles, practices or methods used by Vanishing Point; or

                 (h) any forgiveness or cancellation of any material debt or claim by Vanishing Point or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business;

                 (i) any entry by Vanishing Point into any material transaction other than in the ordinary course of business;

                 (j) any incurrence by Vanishing Point of any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business;

                 (k) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of Vanishing Point;

                 (l) any discharge or satisfaction by Vanishing Point of any lien or encumbrance or payment by Vanishing Point of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Vanishing Point Audited Balance Sheet (including current maturities of long-term debt) and (B) current liabilities incurred since the date of the Vanishing Point Audited Balance Sheet in the ordinary course of business.

         Section 2.9.  TITLE TO PROPERTY;  LEASES,  ETC.  Except as set forth in
Section 2.9(a) of the Vanishing Point Disclosure Schedule, Vanishing Point has good and marketable title to all of its properties and assets, including, without limitation, all those reflected in the Vanishing Point Audited Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Vanishing Point Audited Balance Sheet), all free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances or title retention agreements of any kind or nature. Vanishing Point owns no real property. Section 2.9(b) of the

Vanishing Point Disclosure Schedule sets forth a complete and correct description of all leases of real property under which Vanishing Point is lessor or lessee and all other leases to which Vanishing Point is a party, whether as lessor or lessee. Complete and correct copies of all such leases have been delivered to LightTouch. Except as set forth on Section 2.9(b) of the Vanishing Point Disclosure Schedule, each such lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder, except for those defaults which will not have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.9(b) of the Vanishing Point Disclosure Schedule, the leasehold interests of Vanishing Point are subject to no lien or other encumbrance, and Vanishing Point is in quiet possession of the properties covered by such leases. Vanishing Point has not received any notice that either the whole or any material portion of any real property leased by Vanishing Point is to be condemned, requisitioned or otherwise taken by any public authority. Vanishing Point has no knowledge of any public improvement that may result in special assessments against or otherwise affect any of the real property leased by Vanishing Point.

         Section 2.10. INDEBTEDNESS. Except for Indebtedness (as defined below) reflected or reserved against in the Vanishing Point Audited Balance Sheet and Indebtedness incurred in the ordinary course of business after the date of the Vanishing Point Audited Balance Sheet, Vanishing Point has no Indebtedness outstanding at the date hereof. Vanishing Point is not in default with respect to any outstanding Indebtedness or any instrument relating thereto and except as set forth in Section 2.10 of the Vanishing Point Disclosure Schedule no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by Vanishing Point or the operation of the business of Vanishing Point. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of Vanishing Point have been furnished to LightTouch. As used herein with respect to any Person, "Indebtedness" means (i) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any liability of such Person in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i),
(ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         Section 2.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Vanishing Point Audited Balance Sheet or incurred in the ordinary course of business after the date of the Vanishing Point Audited Balance

Sheet or described in any Schedule hereto, Vanishing Point has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, including, without limitation, any liabilities for taxes due or to become due.

         Section 2.12. TAXES. Except as set forth in Section 2.12 of the Vanishing Point Disclosure Schedule,

                 (a) Vanishing Point has duly filed with the appropriate federal, state, foreign or local government agencies all of the income, sales, use, employment and other tax returns and reports required to be filed by it and has paid all Taxes (as defined below) shown to be due thereon, and all such returns and reports were correct and complete in all respects. Vanishing Point is not currently the beneficiary of any extension of time within which to file any such return. No claim has ever been made by an authority in a jurisdiction where Vanishing Point does not file tax returns or reports that it is or may be subject to imposition of any Taxes by that jurisdiction. There are no liens on any of the assets of Vanishing Point that arose in connection with the failure (or alleged failure) to pay an Taxes.

                 (b) Vanishing Point has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other third party.

                 (c) Vanishing Point does not expect any authority to assess any additional Taxes for any period for which tax returns or reports have been filed. Vanishing Point is not aware of any dispute or claim concerning any liability for Taxes of Vanishing Point. Section 2.12(c) of the Vanishing Point Disclosure Schedule lists all federal, state, local, and foreign tax returns or reports filed with respect to Vanishing Point for taxable periods ended on or after December 31, 1997, indicates those tax returns or reports that have been audited, and indicates those tax returns and/or reports that are currently subject to audit.

                 (d) No waiver of any statute of limitations relating to Taxes has been executed or given by Vanishing Point.

                 (e) Vanishing Point has not (i) filed a consent on Section 341(f) of the Code concerning collapsible corporations, (ii) made, and is not obligated to make, any payments and is not a party to any agreement that under certain circumstances could obligate it to make, any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under Section 4999 of the Code, or (iii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Vanishing Point is not a party to any tax allocation or sharing agreement. Vanishing Point (i) has not been a member of an Affiliated Group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return (other than the Affiliated Group of which Vanishing Point is the common parent); and
(ii) does not have any liability for Taxes of any Person (other than Vanishing Point) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

                 (f) The unpaid taxes of Vanishing Point (i) did not, as of the date of the Vanishing Point Audited Balance Sheet, exceed the reserve for tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between the book and Tax income) set forth on the face of the Vanishing Point Audited Balance Sheet (rather than in any notes thereto) and
(ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Vanishing Point in filing its tax returns.

         For the purposes of this Agreement, "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement.

         Section 2.13. LITIGATION, ETC. Except as set forth in Section 2.13 of the Vanishing Point Disclosure Schedule, no action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) is pending or, to the knowledge of Vanishing Point, threatened against Vanishing Point (nor is there any basis therefor known to Vanishing Point) which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or which might, either in any case or in the aggregate, have a Material Adverse Effect. Set forth in Section 2.13 of the Vanishing Point Disclosure Schedule is a description of all claims for indemnification presently pending with Vanishing Point by any past or present employee, officer or director of Vanishing Point ("VANISHING POINT INDEMNIFIED PARTIES") or as to which Vanishing Point has made indemnification payments in the past. In addition, set forth in Section 2.13 of the Vanishing Point Disclosure Schedule is a description of all presently pending or threatened matters as to which Vanishing Point believes it may reasonably be expected that a material claim for indemnification by Vanishing Point might be made by any Vanishing Point Indemnified Party and a list of all existing indemnification agreements between Vanishing Point and any Vanishing Point Indemnified Party.

         Section 2.14. SAFETY, ZONING AND ENVIRONMENTAL MATTERS. Neither the offices or properties in or on which Vanishing Point carries on its business nor the activities carried on therein are in material violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended.

                 (a) Except as set forth in Section 2.14 of the Vanishing Point Disclosure Schedule:

                      (i) Vanishing Point is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive

         Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have, either individually or in the aggregate, a Material Adverse Effect;

                      (ii) Vanishing Point has not received  written notice from any third party, including without limitation any federal, state or local governmental authority, (A) that Vanishing Point or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Vanishing Point or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that any of them is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

                      (iii) to the best of Vanishing Point's knowledge, none of the properties of Vanishing Point are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

                 (b) Attached as part of Section 2.14 of the Vanishing Point Disclosure Schedule is a list of all documents, reports, site assessments, data, communications or other materials in the possession of Vanishing Point, which to Vanishing Point's knowledge contain any material information with respect to potential environmental liabilities associated with any real property owned, leased or operated by Vanishing Point and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. Vanishing Point has furnished to LightTouch complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed in Section 2.14 of the Vanishing Point Disclosure Schedule.

         Section 2.15. LABOR RELATIONS. Vanishing Point is in full compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice, except where such non-compliance or practice could not have, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.15 of the Vanishing Point Disclosure Schedule, there is no charge pending or, to the knowledge of Vanishing Point, threatened against Vanishing Point alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against Vanishing Point pending before the National Labor Relations Board which, either in any case or in the aggregate, could have a Material Adverse Effect. There is no labor strike, dispute, slow-down or work stoppage actually pending or threatened against or involving Vanishing Point. No one has petitioned within the last three years, and no one is now petitioning, for union representation of any of Vanishing Point's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against Vanishing Point and no claim therefor has been asserted. None of the employees of Vanishing Point is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Vanishing Point. Vanishing Point has not experienced any work stoppage or other material labor difficulty during the last three years.

         Section 2.16. MATERIAL AGREEMENTS. Except as set forth in Section 2.16 of the Vanishing Point Disclosure Schedule, and except for this Agreement and the agreements specifically referred to herein, Vanishing Point is not a party to or bound by any of the following agreements (with the following agreements, and the agreements referred to in Section 2.16 of the Vanishing Point Disclosure Schedule collectively referred to as the "VANISHING POINT MATERIAL AGREEMENTS"):

                 (a) any agreement, arrangement or commitment that is material to the financial condition, results of operations, business or prospects of Vanishing Point;

                 (b) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

                 (c) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits, retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

                 (d) any employment or consulting contract or contract for personal services not terminable at will by Vanishing Point without penalty to Vanishing Point;

                 (e) any agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $25,000 each and which in the aggregate do not exceed $100,000;

                 (f) any agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $50,000;

                 (g) any agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by Vanishing Point of any service, other than contracts with customers entered into in the ordinary course of business;

                 (h) any agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                 (i) any agreement with any sales agent, distributor or OEM of products of Vanishing Point;

                 (j) any agreement concerning a partnership or joint venture with one or more Persons;

                 (k) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting Vanishing Point's freedom to compete in any line of business or in any location or with any Person;

                 (l) any license agreement (as licensor or licensee);

                 (m) any agreement with any present or former officer, director, consultant, agent or stockholder of Vanishing Point or with any Affiliate (as hereinafter defined) of any of them;

                 (n) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

                 (o) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charter and By-Laws of Vanishing Point); or

                 (p) any other agreement (or group of related agreements or contracts) the performance of which involves consideration paid or received by Vanishing Point in excess of $50,000.

         Except as set forth on Section 2.16 of the Vanishing Point Disclosure Schedule, all of the Vanishing Point Material Agreements are in full force and effect, and Vanishing Point is not in default under any of them, nor to Vanishing Point's knowledge is any other party to any such Vanishing Point Material Agreement in default thereunder, nor does any event or condition exist which after notice or lapse of time or both would constitute a default thereunder which default would cause, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.16 of the Vanishing Point Disclosure Schedule, no approval or consent of any person is needed in order that the Vanishing Point Material Agreements continue in full force and effect following the consummation of the transactions contemplated by this Agreement and no Vanishing Point Material Agreement includes any provision the effect of which may be to terminate such contract or enlarge or accelerate any obligations of Vanishing Point thereunder or give additional rights to any other party thereto upon consummation of the transactions contemplated by the Agreement. Vanishing Point has delivered to LightTouch true, correct and complete copies of all Vanishing Point Material Agreements, together with all modifications and supplements thereto. For the purposes of this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

         Section 2.17. EMPLOYEE BENEFIT PLANS.

                 (a) Except as set forth in Section 2.17 of the Vanishing Point Disclosure Schedule, neither Vanishing Point nor any trade or business (whether or not incorporated) that is a member of a group treated as affiliated under
Section 414(b), (c), (m) or (o) of the Code of which Vanishing Point also is a member (a "VANISHING POINT RELATED ENTITY") maintains or has any obligation to make contributions to, any employee benefit plan (an "ERISA PLAN") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan (a "NON-ERISA PLAN"). Vanishing Point has heretofore delivered to LightTouch true, correct and complete copies of each ERISA Plan and each Non-ERISA Plan and any associated funding instruments and, with respect to any ERISA plan, the two most recently completed annual reports (with any required attachments), if any, the most recent IRS determination letter, and any other advisory opinions or rulings applicable to such Plan. All such ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

                 (b) Neither Vanishing Point nor any Vanishing Point Related Entity has engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code, or any tax or penalty under any federal, state or local laws applicable to any Non-ERISA Plan. No liability to the United States Pension Benefit Guaranty Corporation ("PBGC"), or to any multi-employer pension plan within the meaning of section 3(35) of ERISA, or to any other governmental authority, pension or retirement board, or other agency, under any federal, state or local law, has been or is expected to be incurred by Vanishing Point or any Vanishing Point Related Entity with respect to any ERISA Plan or Non-ERISA Plan. Neither Vanishing Point, nor any Vanishing Point Related Entity, maintains or contributes to an ERISA Plan which is a pension plan (as defined in Section 3(2) of ERISA) other than Vanishing Point's Employee 401(k) Investment Plan.

                 (c) Full payment has been made of all amounts that Vanishing Point or any Vanishing Point Related Entity is required, under the terms of each ERISA Plan and Non-ERISA Plan, or pursuant to applicable federal, state or local law, to have paid as contributions to such ERISA Plan or Non-ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan or Non-ERISA Plan ended prior to the date hereof.

                 (d) Except as set forth in Section 2.17 of the Vanishing Point Disclosure Schedule,

                      (i) no action, suit, proceeding or investigation is pending or threatened against Vanishing Point, other than routine claims for benefits as set forth in Section 2.17 of the Vanishing Point Disclosure Schedule, concerning any ERISA Plan or Non-ERISA Plan of the Vanishing Point or, to the knowledge of Vanishing Point, any fiduciary or service provider thereof and, to the knowledge of Vanishing Point there is no basis for any such legal action or proceeding;

                      (ii) no communication, report or disclosure has been made by or on behalf of Vanishing Point which, at the time made, did not accurately reflect the terms and operations of any ERISA Plan or Non-ERISA Plan of Vanishing Point;

                      (iii) no ERISA Plan or Non-ERISA Plan of Vanishing Point provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA and
         Section 4980B of the Code);

                      (iv) no benefits due under any ERISA Plan or Non-ERISA Plan of Vanishing Point have been forfeited subject to the possibility of reinstatement (which possibility would still exist on or after the Closing Date); and

                      (v) Vanishing Point has not undertaken to maintain any ERISA Plan or Non-ERISA Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

                 (e) EFFECT OF TRANSACTIONS. Except as set forth in Section 2.17 of the Vanishing Point Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not result in any payment (whether of severance pay or otherwise) becoming due from any ERISA Plan or Non-ERISA Plan of Vanishing Point to any current or former director, officer, consultant or employee of Vanishing Point or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

         Section 2.18.  POTENTIAL CONFLICTS OF INTEREST.  Except as set forth in
Section 2.18 of the Vanishing Point Disclosure Schedule, no officer or director of Vanishing Point (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of Vanishing Point or LightTouch; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Vanishing Point is using or the use of which is necessary for the business of Vanishing Point; or
(c) has any cause of action or other claim whatsoever against, or owes any amount to, Vanishing Point, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements; Indebtedness that is included in the liabilities on the Vanishing Point Unaudited Balance Sheet; and claims under agreements that are listed on the Vanishing Point Disclosure Schedule.

         Section 2.19. TRADEMARKS, PATENTS, ETC.


                 (a) Section 2.19(a) of the Vanishing Point Disclosure Schedule sets forth a complete and accurate list of (i) all patents, registered trademarks, registered trade names and registered copyrights owned by and registered in the name of Vanishing Point, all patent applications and trademark and copyright registration applications owned by Vanishing Point, all material licenses and other material agreements relating thereto, and (ii) all material agreements relating to Intellectual Property (as hereinafter defined) which Vanishing Point has licensed or authorized for use by others or which has been licensed or authorized for use to Vanishing Point. Each of the agreements identified in Section 2.19(a) of the Vanishing Point Disclosure Schedule is binding on Vanishing Point, and to the best of Vanishing Point's knowledge is binding on each other party to such agreement. True and complete copies of all such agreements, and any amendments thereto, have been provided to LightTouch. Except as otherwise provided on Section 2.19(a) of the Vanishing Point
Disclosure Schedule, all of Vanishing Point's patents, patent applications, trademark registrations, trademark registration applications and registered copyrights listed in Section 2.19(a) of the Vanishing Point Disclosure Schedule have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyrights Office, or the relevant offices of non-US jurisdictions as identified in Section 2.19(a) of the Vanishing Point Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law of the United States and each such other jurisdiction. Except as set forth in Section 2.19(a) of the Vanishing Point Disclosure Schedule, Vanishing Point has no actual knowledge of any reason that would prevent any pending applications listed in Section 2.19(a) of the Vanishing Point Disclosure Schedule to register trademarks, service marks or copyrights or any pending patent applications from being granted, except for applications the non-registration or non-grant of which, singly and in the aggregate, would not have a Material Adverse Effect..

                 (b) Except as set forth in Section 2.19(b) of the Vanishing Point Disclosure Schedule, neither Vanishing Point, nor to Vanishing Point's actual knowledge, the other party or parties thereto, is in breach of any material license, or other material agreement relating to Intellectual Property identified in Sections 2.19(a) of the Vanishing Point Disclosure Schedule, except for any breaches that singly or in the aggregate would not cause any such Intellectual Property listed in Section 2.19(a) of the Vanishing Point Disclosure Schedule to no longer be available to Vanishing Point or otherwise to have a Material Adverse Effect. Vanishing Point has complied in all material respects with all of its material obligations of confidentiality in respect of the Intellectual Property of others and knows of no material violation of such obligations of confidentiality as are owed to Vanishing Point except for any non-compliance or violations that singly or in the aggregate would not cause any such Intellectual Property listed in Section 2.19(a) of the Vanishing Point Disclosure Schedule to no longer be available to Vanishing Point or otherwise have a Material

Adverse  Effect.  Vanishing  Point  has  provided  to  LightTouch  copies of all material written agreements between Vanishing Point and its key salaried employees. Vanishing Point has not made any material confidential proprietary information available to any Person other than employees of Vanishing Point except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information, other than disclosures which singly and in the aggregate would not have a Material Adverse Effect. To the best of Vanishing Point's actual knowledge, no director, officer, or key employee of Vanishing Point is subject to confidentiality obligations in favor of any third person (other than confidentiality obligations to which Vanishing Point is also subject) the material breach of which would subject Vanishing Point to any Material Adverse Effect or which would cause any material Intellectual Property listed in Schedule 2.19(a) of the Vanishing Point Disclosure Schedule to no longer be available to it. No claims have been asserted, and to Vanishing Point's actual knowledge no claims are pending, by any Person against Vanishing Point regarding the unauthorized manufacture, use or sale of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any material license or other material agreement relating to Intellectual Property, and to Vanishing Point's actual knowledge there is no basis for such claim, except in the case of any of the foregoing for any claims that individually or in the aggregate will not have a Material Adverse Effect.

                 (c) For purposes of this Section 2.19 and Section 3.20, the term "INTELLECTUAL PROPERTY" shall mean United States and foreign patents, proprietary inventions (whether patentable or unpatentable), trade secrets, customer lists, confidential and proprietary manufacturing and secret processes and know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, domain names, copyrights, mask works and registrations and applications and registration applications for the foregoing, and computer software programs, computer data bases and related documentation and materials.

         Section 2.20. INSURANCE. Section 2.20 of the Vanishing Point Disclosure Schedule sets forth a summary of all insurance policies (including without limitation policies providing theft, fire, liability (including products liability) workers' compensation, life, property and casualty, directors' and officers', benefits or coverage for any Plan described in Section 2.17, and bond and surety arrangements) to which Vanishing Point has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither Vanishing Point nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. Vanishing Point has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 2.20 of the Vanishing Point Disclosure Schedule describes any self-insurance arrangements affecting Vanishing Point.

         Section 2.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth in Section 2.21 of the Vanishing Point Disclosure Schedule, Vanishing Point has no account or safe deposit box in any bank and no person has any power, whether singly or jointly, to sign any checks on behalf of Vanishing Point, to withdraw any money or other property from any bank, brokerage or other account of Vanishing Point or to act under any power of attorney granted by Vanishing Point at any time for any purpose. Section 2.21 of the Vanishing Point Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of Vanishing Point.

         Section 2.22. GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, on the part of Vanishing Point, is required in connection with the Merger or the consummation of any other transactions contemplated hereby, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

         Section 2.23. MINUTE BOOKS. The minute books of Vanishing Point made available to LightTouch for inspection accurately record therein, in all material respects, all actions taken by Vanishing Point's Board of Directors and stockholders.

         Section 2.24. BROKERS. No finder, broker, agent or other intermediary has acted for or on behalf of Vanishing Point in connection with the negotiation or consummation of the transactions contemplated hereby, except that Vanishing Point has engaged, and subject to Section 12.1 will pay a fee or commission to, Venture Strategy Partners LP in accordance with the terms of the letter agreement between Vanishing Point and such firm, a copy of which has been previously delivered by Vanishing Point to LightTouch.

         Section 2.25. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS. Vanishing Point has complied in all material respects with, and is in compliance in all material respects with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business and (b) its Certificate of Incorporation and By-Laws, each as amended to date. Except as set forth in
Section 2.25 of the Vanishing Point Disclosure Schedule, Vanishing Point has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation by Vanishing Point of any provision of any federal, state or local law or administrative regulation, except for such violations which would not have, either in any case or in the aggregate, a Material Adverse Effect. Vanishing Point has and maintains, and Section 2.25 of the Vanishing Point Disclosure Schedule sets forth, a complete and correct list of, all such licenses, permits and other authorizations from all such governmental authorities as are necessary for the conduct of its business or in connection with the ownership or use of its properties, all of which except as expressly designated on Section 2.25 of the Vanishing Point Disclosure Schedule are in full force and effect, and true and complete copies of all of which have previously been delivered to LightTouch. None of such licenses, permits or other authorizations are subject to revocation, termination or modification as a result of the consummation of the transactions contemplated by this Agreement.

         Section 2.26. ABSENCE OF REGISTRATION OBLIGATIONS. Except as set forth in Section 2.26 of the Vanishing Point Disclosure Schedule, Vanishing Point has no obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF LIGHTTOUCH
                              AND ACQUISITION CORP

         LightTouch and Acquisition Corp represent and warrant to Vanishing Point as set forth below. None of such representations and warranties shall be deemed waived, and each shall be effective, regardless of any due diligence or investigation that may have been made at any time by or on behalf of Vanishing Point or any prior knowledge by or on the part of Vanishing Point or its directors, officers, employees or agents. Any exceptions to such representations and warranties shall be disclosed on the written disclosure schedule dated the date hereof and delivered by LightTouch to Vanishing Point (the "LIGHTTOUCH DISCLOSURE SCHEDULE") and shall make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply. Except to the extent that the context clearly indicates otherwise, the representations and warranties regarding LightTouch shall also be deemed to be representations and warranties regarding each subsidiary of LightTouch and the business, assets, material contracts, and liabilities of each of them.

         Section 3.1. ORGANIZATION AND STANDING OF LIGHTTOUCH AND ACQUISITION CORP LightTouch is a corporation and Acquisition Corp is a corporation, each duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and each has all requisite corporate or other power and authority to own or lease and operate its properties and to carry on its business as now conducted. Each of LightTouch and Acquisition Corp has delivered to Vanishing Point complete and correct copies of its Articles of Incorporation and By-Laws and all amendments thereto. The Articles of Incorporation and By-Laws, and all amendments thereto, of LightTouch have been duly authorized and are in full force and effect.

         Section 3.2. APPROVAL; BINDING EFFECT. (a) Each of LightTouch and Acquisition Corp has all requisite corporate or other power and full legal right to enter into this Agreement and to perform all of its agreements and obligations hereunder and thereunder in accordance with its respective terms. This Agreement has been duly authorized, executed and delivered by each of LightTouch and Acquisition Corp and constitutes the legal, valid and binding obligation of LightTouch and Acquisition Corp, enforceable against each of LightTouch and Acquisition Corp in accordance with its terms subject only to the effects of bankruptcy, insolvency and similar laws of general application. The approval of this Agreement by the sole member of the Board of Directors of LightTouch prior to the date hereof is sufficient corporate approval by LightTouch under applicable law, and no approval of the stockholders of LightTouch is required in order for LightTouch to perform its obligations hereunder and issue its stock to the stockholders of Vanishing Point pursuant to the terms hereof. The execution, delivery and performance by LightTouch and Acquisition Corp of this Agreement in accordance with its terms will not result in any violation of or default or creation of any lien under, or the acceleration or vesting or modification of any right or obligation under, or in any conflict with, LightTouch's or Acquisition Corp's Certificate of Incorporation or By-Laws or any judgment, decree, order, statute, rule or regulation which is applicable to LightTouch or Acquisition Corp or any agreement, contract or instrument to which LightTouch or Acquisition Corp is a party or by which either of them is bound, except for any agreement, contract or instrument as to which any required consent has been obtained.

                 (b) Each of LightTouch and LightTouch Vein & Laser of South Carolina, Inc. ("LTVL-SC") had, as of the closing of that certain Asset Purchase Agreement, dated March 29, 2000, by and between Harley F. Freiberger, M.D. and LTVL-SC (the "LTVL-SC AGREEMENT"), all requisite corporate or other power and full legal right to enter into such LTVL-SC Agreement and to perform all of its agreements and obligations thereunder, and continues to have as of the date hereof all requisite corporate or other power and full legal right to perform all of its agreements and obligations thereunder, all in accordance with the respective terms of the LTVL-SC Agreement. The LTVL-SC Agreement was duly authorized, executed and delivered by each of LightTouch and LTVL-SC and constitutes the legal, valid and binding obligation of LightTouch and LTVL-SC, enforceable against each of LightTouch and LTVL-SC in accordance with its terms subject only to the effects of bankruptcy, insolvency and similar laws of general application.

                 (c) Each of LightTouch and LightTouch Vein & Laser of Lexington, Inc. ("LTVL-LEX") had, as of the closing of that certain Agreement of Merger, dated June 8, 2000, by and among Bluegrass Dermatology and Skin Surgery Center, P.S.C., Center for Weight Control, PSC, LTVL-Lex and LightTouch (the "LTVL-LEX AGREEMENT"), all requisite corporate or other power and full legal right to enter into such LTVL-Lex Agreement and to perform all of its agreements and obligations thereunder, and continues to have as of the date hereof all requisite corporate or other power and full legal right to perform all of its agreements and obligations thereunder, all in accordance with the respective terms of the LTVL-Lex Agreement. The LTVL-Lex Agreement was duly authorized, executed and delivered by each of LightTouch and LTVL-Lex and constitutes the legal, valid and binding obligation of LightTouch and LTVL-Lex, enforceable against each of LightTouch and LTVL-Lex in accordance with its terms subject only to the effects of bankruptcy, insolvency and similar laws of general application.

         Section 3.3. SUBSIDIARIES. Except as set forth in Section 3.3 of the LightTouch Disclosure Schedule, LightTouch does not have any subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital of any corporation. LightTouch does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

         Section 3.4. QUALIFICATION. LightTouch is duly qualified and in good standing as a foreign corporation in those jurisdictions listed in Section 3.4 of the LightTouch Disclosure Schedule, which constitute all the jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for any jurisdictions in which the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 3.5. CAPITALIZATION.

                 (a) The  authorized  capital of  LightTouch  is as set forth on
Section 3.5 of the LightTouch Disclosure Schedule. All outstanding shares of capital stock of LightTouch are owned of record as of August 11, 2000 by the stockholders set forth in Section 3.5 of the LightTouch Disclosure Schedule hereto (except for shares that are owned by stockholders who do not own 5% or more of the issued and outstanding stock of any class of capital stock of LightTouch) and all outstanding shares of capital stock of LightTouch are validly issued and outstanding, fully paid and non-assessable. LightTouch has reserved the number of shares of Common Stock listed on Section 3.5 of the LightTouch Disclosure Schedule for issuance pursuant to the stock options, warrants, convertible notes and convertible preferred stock issued by LightTouch and currently outstanding.

                 (b) Except as set forth in Section 3.5 of the LightTouch Disclosure Schedule, LightTouch does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for LightTouch to issue, deliver or sell, or cause to be issued, delivered or sold any shares of LightTouch Common Stock or LightTouch Preferred Stock or any other equity security of LightTouch or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of LightTouch Common Stock or LightTouch Preferred Stock or any other equity security of LightTouch or obligating LightTouch to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof there are no outstanding contractual obligations of LightTouch to repurchase, redeem or otherwise acquire any shares of capital stock of LightTouch. Section 3.5 of the LightTouch Disclosure Schedule sets forth, among other things, the name of each person holding an option as of the date hereof under the LightTouch Option Plan, and the exercise price, vesting schedule and exercise period for such option, the number of shares of LightTouch Common Stock subject to such option and whether the consummation of the Merger will, pursuant to the terms of such option or any related agreement, cause any option not previously exercisable to become exercisable.

         Section 3.6. LAWFUL ISSUANCE. All of the outstanding shares of LightTouch Common Stock and LightTouch Preferred Stock were issued in conformity with all applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), applicable state securities laws and all rules and regulations thereunder. There exists no valid right to rescind any purchase thereof from or issuance thereof by LightTouch.

         Section 3.7.  SEC FILINGS.

                 (a) LightTouch has filed all forms, reports and documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") since April 2, 2000, and has heretofore delivered to Vanishing Point, in the form filed with the SEC, (i) its initial Registration Statement on Form 10-SB and all Amended Registration Statements on Form 10-SB/A, (ii) its Quarterly Report on Form 10-QSB for the period ended March 31, 2000, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since April 2, 2000 and (iv) all other forms, reports and other registration statements (other than the Quarterly Report on Form 10-QSB not referred to in clause (ii) above) filed by the Company with the SEC since April 2, 2000 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "SEC REPORTS"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of LightTouch is required to file any form, report or other document with the SEC.

                 (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and changes in financial position of LightTouch and the consolidated subsidiaries of LightTouch as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

                  (c) LightTouch has heretofore furnished to Vanishing Point complete and correct copies of all amendments and modifications that have not been filed by LightTouch with the SEC to all agreements, documents and other instruments that previously had been filed by LightTouch with the SEC and are currently in effect.

         Section 3.8. FINANCIAL STATEMENTS. LightTouch has furnished to Vanishing Point copies of (a) the consolidated balance sheets of LightTouch as of December 31 of each of the years 1998 and 1999 (such consolidated balance sheet as of December 31, 1999, being herein referred to as the "LIGHTTOUCH AUDITED BALANCE SHEET"), and the related statements of operations, stockholders' equity and cash flows of LightTouch for the fiscal years ended on such dates, accompanied by a report and opinion thereon of Clark, Schaefer, Hackett & Co., and (b) the unaudited balance sheet of LightTouch as of June 30, 2000, and the related statement of operations of LightTouch for the six-month period ended on such date, certified by the chief financial officer of LightTouch (the "LIGHTTOUCH UNAUDITED FINANCIAL STATEMENTS"). Each of such financial statements was prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, subject, in the case of the Unaudited Financial Statements, to a lack of footnotes and normal year-end adjustments consisting only of routine accruals; each of such balance sheets fairly presents the financial condition of LightTouch as of its date; and each of such statements of operations, stockholders' equity and cash flows fairly presents the results of operations, changes in stockholders' equity and cash flows of LightTouch for the period covered thereby.

         Section 3.9. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section
3.9 of the LightTouch Disclosure Schedule, since the date of the LightTouch Audited Balance Sheet, there has not been:

                 (a) any change in the assets, liabilities, sales, income or business of LightTouch or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not had, either in any case or in the aggregate, a Material Adverse Effect;

                 (b) any acquisition or disposition by LightTouch of any material asset or property other than in the ordinary course of business;

                 (c) any damage, destruction or loss, whether or not covered by insurance, which has had, either in any case or in the aggregate, a Material Adverse Effect;

                 (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any class of the capital stock of LightTouch;

                 (e) any issuance of any shares of any class of the capital stock of LightTouch or any direct or indirect redemption, purchase or other acquisition of any class of the capital stock of LightTouch;

                 (f) any increase in the compensation, pension or other benefits payable or to become payable by LightTouch to any of its officers or employees, or any bonus payments or arrangements made to or with any of them, except for employees whose compensation, including any such bonus, will not exceed $60,000 in LightTouch's 2000 fiscal year;

                 (g) any termination of employees of, or consultants to, LightTouch;

                 (h) any forgiveness or cancellation of any material debt or claim by LightTouch or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business;

                 (i) any entry by LightTouch into any material transaction other than in the ordinary course of business;

                 (j) any incurrence by LightTouch of any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business;

                 (k) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of LightTouch;

                 (l) any change in accounting principles, practices or methods used by LightTouch; or

                 (m) any discharge or satisfaction by LightTouch of any lien or encumbrance or payment by LightTouch of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the LightTouch Audited Balance Sheet (including current maturities of long-term debt) and (B) current liabilities incurred since the date of the LightTouch Audited Balance Sheet in the ordinary course of business.

         Section 3.10.  TITLE TO PROPERTY:  LEASES,  ETC. Except as set forth in
Section 3.10(a) of the LightTouch Disclosure Schedule, LightTouch has good and marketable title to all of its properties and assets, including, without limitation, all those reflected in the LightTouch Audited Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the LightTouch Audited Balance Sheet), all free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances or title retention agreements of any kind or nature. LightTouch owns no real property. Section 3.10(c) of the LightTouch Disclosure Schedule sets forth a complete and correct description of all leases of real property under which LightTouch is lessor or lessee and all other leases to which LightTouch is a party, whether as lessor or lessee. Complete and correct copies of all such leases have been delivered to Vanishing Point. Each such lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder, except for those defaults which will not have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.10(c) of the LightTouch Disclosure Schedule, the leasehold interests of LightTouch are subject to no lien or other encumbrance, and LightTouch is in quiet possession of the properties covered by such leases. LightTouch has not received any notice that either the whole or any material portion of any real property leased by LightTouch is to be condemned, requisitioned or otherwise taken by any public authority. LightTouch has no knowledge of any public improvement that may result in special assessments against or otherwise affect any of the real property leased by LightTouch.

         Section 3.11. INDEBTEDNESS. Except for Indebtedness (as defined below) reflected or reserved against in the LightTouch Audited Balance Sheet and Indebtedness incurred in the ordinary course of business after the date of the LightTouch Audited Balance Sheet, LightTouch has no Indebtedness outstanding at the date hereof. LightTouch is not in default with respect to any outstanding Indebtedness or any instrument relating thereto and except as set forth in
Section 3.11 of the LightTouch Disclosure Schedule no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by LightTouch or the operation of the business of LightTouch. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of LightTouch have been furnished to Vanishing Point.

         Section 3.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the LightTouch Audited Balance Sheet or incurred in the ordinary course of business after the date of the LightTouch Audited Balance Sheet or described in any Schedule hereto, LightTouch has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, including, without limitation, any liabilities for taxes due or to become due.

         Section 3.13. TAXES. Except as set forth in Section 3.13 of the LightTouch Disclosure Schedule,

                 (a) LightTouch has duly filed with the appropriate federal, state, foreign or local government agencies all of the income, sales, use, employment and other tax returns and reports required to be filed by it and has paid all Taxes shown to be due thereon, and all such returns and reports were correct and complete in all respects. LightTouch is not currently the beneficiary of any extension of time within which to file any such return. No claim has ever been made by an authority in a jurisdiction where LightTouch does not file tax returns or reports that it is or may be subject to imposition of any Taxes by that jurisdiction. There are no liens on any of the assets of LightTouch that arose in connection with the failure (or alleged failure) to pay Taxes.

                 (b) LightTouch has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other third party.

                 (c) LightTouch does not expect any authority to assess any additional Taxes for any period for which tax returns or reports have been filed. LightTouch is not aware of any dispute or claim concerning any liability for Taxes of LightTouch. Schedule 3.13(c) attached hereto lists all federal, state, local, and foreign tax returns or reports filed with respect to LightTouch for taxable periods ended on or after December 31, 1997, indicates those tax returns or reports that have been audited, and indicates those tax returns and/or reports that are currently subject to audit.

                 (d) No waiver of any statute of limitations relating to Taxes has been executed or given by LightTouch.

                 (e) LightTouch has not (i) filed a consent on Section 341(f) of the Code concerning collapsible corporations, (ii) made, and is not obligated to make, any payments and is not a party to any agreement that under certain circumstances could obligate it to make, any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under Section 4999 of the Code, or (iii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. LightTouch is not a party to any tax allocation or sharing agreement. LightTouch
(i) has not been a member of an Affiliated Group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return; and (ii) does not have any liability for Taxes of any Person (other than LightTouch) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

                 (f) The unpaid taxes of LightTouch (i) did not, as of the date of the LightTouch Audited Balance Sheet, exceed the reserve for tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between the book and Tax income) set forth on the face of the LightTouch Audited Balance Sheet

(rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of LightTouch in filing its tax returns.

         Section 3.14. LITIGATION, ETC. Except as set forth in Section 3.14 of the LightTouch Disclosure Schedule, no action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) is pending or, to the knowledge of LightTouch, threatened against LightTouch (nor is there any basis therefor known to LightTouch) which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or which might, either in any case or in the aggregate, have a Material Adverse Effect. Set forth in Section 3.14 of the LightTouch Disclosure Schedule is a description of all claims for indemnification presently pending with LightTouch by any past or present employee, officer or director of LightTouch ("LIGHTTOUCH INDEMNIFIED PARTIES") or as to which LightTouch has made indemnification payments in the past. In addition, set forth in Section 3.14 of the LightTouch Disclosure
Schedule is a description of all presently pending or threatened matters as to which LightTouch believes it may reasonably be expected that a material claim for indemnification by LightTouch might be made by any LightTouch Indemnified Party and a list of all existing indemnification agreements between LightTouch and any LightTouch Indemnified Party together with the form or forms of such agreements.

         Section 3.15. SAFETY, ZONING AND ENVIRONMENTAL MATTERS. Neither the offices or properties in or on which LightTouch carries on its business nor the activities carried on therein are in material violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended.

                 (a) Except as set forth in Section 3.15 of the LightTouch Disclosure Schedule:

                      (i) LightTouch is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Environmental Laws, which violation would have, either individually or in the aggregate, a Material Adverse Effect;

                      (ii) LightTouch has not received written notice from any third party, including without limitation any federal, state or local governmental authority, (A) that LightTouch or any predecessor in interest has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that
         LightTouch  or  any   predecessor   in  interest   conduct  a  remedial
         investigation, removal or other response action pursuant to any Environmental Law; or (C) that any of them is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

                      (iii) to the best of LightTouch's knowledge, none of the properties of LightTouch are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

                 (b) Attached as part of Section 3.15 of the LightTouch Disclosure Schedule is a list of all documents, reports, site assessments, data, communications or other materials in the possession of LightTouch, which to LightTouch's knowledge contain any material information with respect to potential environmental liabilities associated with any real property owned, leased or operated by LightTouch and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. LightTouch has furnished to Vanishing Point complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed in Section 3.15 of the LightTouch Disclosure Schedule.

         Section 3.16. LABOR RELATIONS. LightTouch is in full compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice, except where such non-compliance or practice could not have, either in any case or in the aggregate, a Material Adverse Effect. There is no charge pending or, to the knowledge of LightTouch, threatened against LightTouch alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against LightTouch pending before the National Labor Relations Board which, either in any case or in the aggregate, could have a Material Adverse Effect. There is no labor strike, dispute, slow-down or work stoppage actually pending or threatened against or involving LightTouch. No one has petitioned within the last three years, and no one is now petitioning, for union representation of any of LightTouch's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against LightTouch and no claim therefor has been asserted. None of the employees of LightTouch is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by LightTouch. LightTouch has not experienced any work stoppage or other material labor difficulty during the last three years.

         Section 3.17. MATERIAL AGREEMENTS. Except as set forth in Section 3.17 of the LightTouch Disclosure Schedule, and except for this Agreement and the agreements specifically referred to herein, LightTouch is not a party to or bound by any of the following agreements (with the following agreements, and the agreements referred to in Section 3.17 of the LightTouch Disclosure Schedule collectively referred to as the "LIGHTTOUCH MATERIAL AGREEMENTS"):

                 (a) any agreement, arrangement or commitment that is material to the financial condition, results of operations, business or prospects of LightTouch;

                 (b) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

                 (c) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits, retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

                 (d) any employment or consulting contract or contract for personal services not terminable at will by LightTouch without penalty to LightTouch;

                 (e) any agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $25,000 each and which in the aggregate do not exceed $100,000;

                 (f) any agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $50,000;

                 (g) any agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by LightTouch of any service, other than contracts with customers entered into in the ordinary course of business;

                 (h) any agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                 (i) any agreement with any sales agent, distributor or OEM of products of LightTouch;

                 (j) any agreement concerning a partnership or joint venture with one or more Persons;

                 (k) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting LightTouch's freedom to compete in any line of business or in any location or with any Person;

                 (l) any license agreement (as licensor or licensee);

                 (m) any agreement with any present or former officer, director, consultant, agent or stockholder of LightTouch or with any Affiliate of any of them;

                 (n) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

                 (o) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person

(other than lawful indemnification provisions contained in the Charter and By-Laws of LightTouch); or

                 (p) any other agreement (or group of related agreements or contracts) the performance of which involves consideration paid or received by LightTouch in excess of $50,000.

         All of the LightTouch Material Agreements have been duly authorized by appropriate corporate action, are valid and are in full force and effect, and LightTouch is not in default under any of them, nor to LightTouch's knowledge is any other party to any such LightTouch Material Agreement in default thereunder, nor does any event or condition exist which after notice or lapse of time or both would constitute a default thereunder which default would cause, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth in
Section 3.17 of the LightTouch Disclosure Schedule, no approval or consent of any person is needed in order that the LightTouch Material Agreements continue in full force and effect following the consummation of the transactions contemplated by this Agreement and no Material Agreement includes any provision the effect of which may be to terminate such contract or enlarge or accelerate any obligations of LightTouch thereunder or give additional rights to any other party thereto upon consummation of the transactions contemplated by the Agreement. LightTouch has delivered to Vanishing Point true, correct and complete copies of all :LightTouch Material Agreements, together with all modifications and supplements thereto.

         Section 3.18. EMPLOYEE BENEFIT PLANS.

                 (a) Except as set forth in Section 3.18 of the LightTouch Disclosure Schedule, neither LightTouch nor any trade or business (whether or not incorporated) that is a member of a group treated as affiliated under
Section 414(b), (c), (m) or (o) of the Code of which LightTouch also is a member (a "LIGHTTOUCH RELATED ENTITY") maintains or has any obligation to make contributions to, any ERISA Plan within the meaning of Section 3(3) of ERISA, or any Non-ERISA Plan. LightTouch has heretofore delivered to Vanishing Point true, correct and complete copies of each ERISA Plan and each Non-ERISA Plan and any associated funding instruments and, with respect to any ERISA plan, the two most recently completed annual reports (with any required attachments), if any, the most recent IRS determination letter, and any other advisory opinions or rulings applicable to such Plan. All such ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

                 (b) Neither LightTouch nor any LightTouch Related Entity has engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code, or any tax or penalty under any federal, state or local laws applicable to any Non-ERISA Plan. No liability to the PBGC, or to any multi-employer pension plan within the meaning of section 3(35) of ERISA, or to any other governmental authority, pension or retirement board, or other agency, under any federal, state or local law, has been or is expected to be incurred by LightTouch or any LightTouch Related Entity with respect to any ERISA Plan or Non-ERISA Plan.

Neither LightTouch, nor any LightTouch Related Entity, maintains or contributes to an ERISA Plan which is a pension plan (as defined in Section 3(2) of ERISA) other than LightTouch's Employee 401(k) Investment Plan.

                 (c) Full payment has been made of all amounts that LightTouch or any LightTouch Related Entity is required, under the terms of each ERISA Plan and Non-ERISA Plan, or pursuant to applicable federal, state or local law, to have paid as contributions to such ERISA Plan or Non-ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan or Non-ERISA Plan ended prior to the date hereof.

                 (d) Except as set forth in Section 3.18 of the LightTouch Disclosure Schedule,

                      (i) no action, suit, proceeding or investigation is pending or threatened against LightTouch, other than routine claims for benefits as set forth in Section 3.18 of the LightTouch Disclosure Schedule, concerning any ERISA Plan or Non-ERISA Plan of the LightTouch or, to the knowledge of LightTouch, any fiduciary or service provider thereof and, to the knowledge of LightTouch there is no basis for any such legal action or proceeding;

                      (ii) no communication, report or disclosure has been made by or on behalf of LightTouch which, at the time made, did not accurately reflect the terms and operations of any ERISA Plan or Non-ERISA Plan of LightTouch;

                      (iii) no ERISA Plan or Non-ERISA Plan of LightTouch provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA and
         Section 4980B of the Code);

                      (iv) no benefits due under any ERISA Plan or Non-ERISA Plan of LightTouch have been forfeited subject to the possibility of reinstatement (which possibility would still exist on or after the Closing Date); and

                      (v) LightTouch has not undertaken to maintain any ERISA Plan or Non-ERISA Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

                 (e) EFFECT OF TRANSACTIONS. Except as set forth in Section 3.18 of the LightTouch Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not result in any payment (whether of severance pay or otherwise) becoming due from any ERISA Plan or Non-ERISA Plan of LightTouch to any current or former director, officer, consultant or employee of LightTouch or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

         Section 3.19.  POTENTIAL CONFLICTS OF INTEREST.  Except as set forth in
Section 3.19 of the LightTouch Disclosure Schedule, no officer or director of LightTouch

(a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of Vanishing Point or LightTouch; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which LightTouch is using or the use of which is necessary for the business of LightTouch; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, LightTouch, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements; Indebtedness that is included in the liabilities on the LightTouch Unaudited Balance Sheet; and claims under agreements that are listed on the LightTouch Disclosure Schedule.

         Section 3.20. TRADEMARKS, PATENTS, ETC.

                 (a) Section 3.20(a) of the LightTouch  Disclosure Schedule sets forth a complete and accurate list of (i) all patents, registered trademarks, registered trade names and registered copyrights owned by and registered in the name of LightTouch, all patent applications and trademarks and copyright registration applications owned by LightTouch, all material licenses and other material agreements relating thereto, and (ii) all material agreements relating to Intellectual Property which LightTouch has licensed or authorized for use by others or which has been licensed or authorized for use to LightTouch. Each of the agreements identified in Section 3.20(a) of the LightTouch Disclosure
Schedule is binding on LightTouch, and to the best of LightTouch's knowledge is binding on each other party to such agreement. True and complete copies of all such agreements, and any amendments thereto, have been provided to Vanishing Point. Except as otherwise provided on Section 3.20 of the LightTouch Disclosure Schedule, all of LightTouch's patents, patent applications, trademark registrations, trademark registration applications and registered copyrights listed in Section 3.20(a) of the LightTouch Disclosure Schedule have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyrights Office, or the relevant offices of non-US jurisdictions as identified in Section 3.20(a) of the LightTouch Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law of the United States and each such other jurisdiction. Except as set forth in Section 3.20(a) of the LightTouch Disclosure Schedule, LightTouch has no actual knowledge of any reason that would prevent any pending applications listed in Section 3.20(a) of the LightTouch Disclosure Schedule to register trademarks, service marks or copyrights or any pending patent applications from being granted, except for applications the non-registration or non-grant of which, singly and in the aggregate, would not have a Material Adverse Effect.

                 (b)  Except as set forth in Section  3.20(b) of the  LightTouch
Disclosure Schedule, neither LightTouch, nor to LightTouch's actual knowledge, the other party or parties thereto, is in breach of any material license, or other material agreement relating to Intellectual Property identified in Section 3.20(a) of LightTouch Disclosure Schedule, except for any breaches that singly and in the aggregate would not cause any such Intellectual Property listed in
Section 3.20(a) of the LightTouch Disclosure Schedule to no longer be available to LightTouch or otherwise to have a Material Adverse Effect. LightTouch has complied in all material respects with all of its material obligations of confidentiality in respect of the Intellectual Property of others and knows of no material violation of such obligations of confidentiality as are owed to LightTouch except for any non-compliance or violations that singly or in the aggregate would not cause any such Intellectual Property listed in Section 3.20(a) of the LightTouch Disclosure Schedule to no longer be available to LightTouch or otherwise have a Material Adverse Effect. LightTouch provided to Vanishing Point copies of all material written agreements between LightTouch and its key salaried employees. LightTouch has not made any material confidential proprietary information available to any Person other than employees of LightTouch except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information, other than disclosures which singly or in the aggregate would not have a Material Adverse Effect. To the best of LightTouch's actual knowledge, no director, officer, or key employee of LightTouch is subject to confidentiality obligations in favor of any third person (other than confidentiality obligations to which LightTouch is also subject) the material breach of which would subject LightTouch to any Material Adverse Effect or which would cause any material Intellectual Property listed in Schedule 3.20(a) of the Light Touch Disclosure Schedule to no longer be available to it. No claims have been asserted, and to LightTouch's actual knowledge no claims are pending, by any Person against LightTouch regarding the unauthorized manufacture, use or sale of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any material license or other material agreement relating to Intellectual Property, and to LightTouch's actual knowledge there is no basis for such claim, except in the case of any of the foregoing for any claims that individually and in the aggregate will not have a Material Adverse Effect.

         Section 3.21. INSURANCE. Section 3.21 of the LightTouch Disclosure Schedule sets forth a summary of all insurance policies (including without limitation policies providing theft, fire, liability (including products liability) workers' compensation, life, property and casualty, directors' and officers', benefits or coverage for any Plan described in Section 3.18, and bond and surety arrangements) to which LightTouch has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither LightTouch nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. LightTouch has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
Section 3.21 of the LightTouch Disclosure Schedule describes any self-insurance arrangements affecting LightTouch.

         Section 3.22. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth in Section 3.22 of the LightTouch Disclosure Schedule, LightTouch has no account or safe deposit box in any bank and no person has any power, whether singly or jointly, to sign any checks on behalf of LightTouch, to withdraw any money or other property from any bank, brokerage or other account of LightTouch or to act under any power of attorney granted by LightTouch at any time for any purpose.
Section 3.22 of the LightTouch Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of LightTouch.

         Section 3.23. GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, on the part of LightTouch or Acquisition Corp, is required in connection with the Merger or the consummation of any other transactions contemplated hereby, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

         Section 3.24. MINUTE BOOKS. The minute books of LightTouch and Acquisition Corp made available to Vanishing Point for inspection accurately record therein, in all material respects, all actions taken by LightTouch's and Acquisition Corp's Boards of Directors and stockholders.

         Section 3.25. BROKERS. Neither LightTouch nor Acquisition Corp has retained, utilized or been represented by, or is obligated to pay a fee to, any broker or finder in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

         Section 3.26. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. LightTouch has complied in all material respects with, and is in compliance in all material respects with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business and (b) its Certificate of Incorporation and By-Laws, each as amended to date. Except as set forth in
Section 3.26 of the LightTouch Disclosure Schedule, LightTouch has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation by LightTouch of any provision of any federal, state or local law or administrative regulation, except for such violations which would not have, either in any case or in the aggregate, a Material Adverse Effect. LightTouch has and maintains, and Section 3.26 of the LightTouch Disclosure Schedule sets forth, a complete and correct list of, all such licenses, permits and other authorizations from all such governmental authorities as are necessary for the conduct of its business or in connection with the ownership or use of its properties, all of which except as expressly designated on Section 3.26 of the LightTouch Disclosure Schedule are in full force and effect, and true and complete copies of all of which have previously been delivered to Vanishing Point. None of such licenses, permits or other authorizations are subject to revocation, termination or modification as a result of the consummation of the transactions contemplated by this Agreement.

         Section 3.27. ABSENCE OF REGISTRATION OBLIGATIONS. Except as set forth in Section 3.27 of the LightTouch Disclosure Schedule, LightTouch has no obligation, contingent or otherwise, by reason of any agreement to register any of its securities including the shares of Light Touch Common Stock to be issued to the Vanishing Point Stock holders pursuant to this Agreement under the Securities Act.

         Section 3.28. NEWLY ORGANIZED ENTITY. Acquisition Corp was organized in Delaware on August 2, 2000 for the purpose of entering into and performing this Agreement. Acquisition Corp has not engaged in any business, is not a party to any LightTouch Material Agreement except for this Agreement, and has no liabilities or obligations of any kind other than its obligations under this Agreement and its obligations for Taxes that are payable by virtue of its existence as a corporation.


                                    ARTICLE 4

                   CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

         Vanishing Point covenants and agrees that, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to or approved by LightTouch in writing, Vanishing Point shall comply, and shall cause each of its subsidiaries to comply, with the following covenants insofar as they relate to Vanishing Point, and LightTouch covenants and agrees that, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to or approved by Vanishing Point in writing, LightTouch shall comply, and shall cause each of its subsidiaries to comply, with the following covenants insofar as they relate to LightTouch:

         Section 4.1. FULL ACCESS. Vanishing Point shall afford to Acquisition Corp and LightTouch and their authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of Vanishing Point and a full opportunity to make such investigations as they shall desire to make of Vanishing Point, and Vanishing Point shall furnish or cause to be furnished to LightTouch and Acquisition Corp and their authorized representatives all such information with respect to the affairs and businesses of Vanishing Point as LightTouch may reasonably request. LightTouch shall afford to Vanishing Point and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of LightTouch and a full opportunity to make such investigations as it shall desire to make of LightTouch, and LightTouch shall furnish or cause to be furnished to Vanishing Point and its authorized representatives all such information with respect to the affairs and businesses of LightTouch as Vanishing Point may reasonably request.

         Section 4.2. CARRY ON IN REGULAR COURSE. Except as set forth in Section
4.2 of the Vanishing Point Disclosure Schedule or LightTouch Disclosure Schedule, Vanishing Point and LightTouch shall each maintain their owned and leased properties in good operating condition and repair, shall make all necessary renewals, additions and replacements thereto, and shall carry on their business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

         Section 4.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. Neither Vanishing Point nor LightTouch shall declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock, except that Vanishing Point or LightTouch may issue shares of their Common Stock pursuant to the exercise of outstanding options or warrants or pursuant to the exercise of outstanding convertible notes or preferred stock, PROVIDED HOWEVER, that if pursuant to the terms of any such option Vanishing Point or LightTouch is permitted to elect to receive either cash or a promissory note for the exercise price of such option or warrant, Vanishing Point or LightTouch, as applicable, shall, unless the other of them consents otherwise in writing, elect in each such instance to receive cash.

         Section 4.4. NO GENERAL INCREASES. Neither Vanishing Point nor LightTouch shall grant any general or uniform increase in the rates of pay of employees or grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment or increase the compensation payable or to become payable to officers, key salaried employees or agents, or increase any insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents or make any bonus payments to directors, officers, employees or consultants.

         Section 4.5. CONTRACTS AND COMMITMENTS.  Except as set forth in Section
4.2 of the Vanishing Point Disclosure Schedule, Vanishing Point shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices. Except as set forth in Section 4.2 of the LightTouch Disclosure Schedule, LightTouch shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices.

         Section 4.6. CAPITAL ASSETS. Neither Vanishing Point nor LightTouch shall acquire or sell any capital asset other than in the ordinary course of business.

         Section 4.7. EXCLUSIVE LICENSES. Neither Vanishing Point nor LightTouch shall enter into any exclusive license agreements as licensor or otherwise transfer or grant any rights with respect to Intellectual Property, except in the ordinary course of business consistent with past practice.

         Section 4.8. INSURANCE. Vanishing Point and LightTouch shall each maintain with financially sound and reputable insurance companies, funds or underwriters adequate insurance (including, without limitation, the insurance described in Section 2.20 of the Vanishing Point Disclosure Schedule with respect to Vanishing Point and the insurance described in Section 3.21 of the LightTouch Disclosure Schedule with respect to LightTouch) of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are consistent with prudent business practice.

         Section 4.9. PRESERVATION OF ORGANIZATION. Vanishing Point and LightTouch shall each use their reasonable efforts to preserve their respective business organizations intact, and to preserve their present relationships with suppliers and customers and others having business relations with them. Neither Vanishing Point nor LightTouch shall terminate, and each shall use its reasonable efforts to keep available to them, the officers and employees of Vanishing Point and LightTouch. Neither Vanishing Point nor LightTouch shall amend its Certificate of Incorporation or by-laws, and LightTouch shall not permit to be amended the Certificate of Incorporation or by-laws of Acquisition Corp Neither Vanishing Point nor LightTouch shall merge or consolidate with any other corporation, or acquire any stock of, or, except in the ordinary course of business, acquire any assets or property of, any other business entity whatsoever.

         Section 4.10. NO DEFAULT. Neither Vanishing Point nor LightTouch shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation of Vanishing Point or LightTouch.

         Section 4.11. COMPLIANCE WITH LAWS. Vanishing Point and LightTouch shall each duly comply in all material respects with all laws, regulations and orders applicable with respect to its business.

         Section 4.12. ADVICE OF CHANGE. Vanishing Point and LightTouch shall each promptly advise the other in writing of any material adverse change in its business, condition, operations, prospects or assets.

         Section 4.13. CONSENTS OF THIRD PARTIES. Vanishing Point and LightTouch shall each employ their reasonable efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to the other, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation to which it is a party, under which such transactions would constitute a default, would accelerate, modify or vest its obligations, or would permit cancellation of any such contract.

         Section 4.14. SATISFACTION OF CONDITIONS PRECEDENT. Vanishing Point shall use its reasonable efforts to cause the satisfaction of the conditions precedent contained in Articles 6 and 7 hereof, and LightTouch shall use its reasonable efforts to cause the satisfaction of the conditions precedent contained in Articles 6 and 8 hereof.

         Section 4.15. OPTIONS. Except pursuant to that certain Amendments to Convertible Note and Warrant by and between Vanishing Point and certain of the holders of its convertible notes and warrants dated as of July 21, 2000 and as contemplated in Sections by Sections 5.5(c), 7.13 and 8.11 hereof, neither Vanishing Point nor LightTouch shall (a) issue any capital stock or grant any stock options, warrants or other rights to buy its capital stock, (b) issue any note or other security that is convertible into capital stock, or (c) except for consummating the transactions contemplated by this agreement take any action to accelerate the exercise date of any outstanding option or warrant.

                                    ARTICLE 5

                     CERTAIN OTHER COVENANTS OF THE PARTIES

         Section 5.1. REGULATORY MATTERS; CONSENTS. Each of Vanishing Point and LightTouch will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all descriptions of it and its Affiliates which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In exercising the foregoing right, the parties hereto shall act reasonably and as promptly as practicable.

         Section   5.2.   MERGER-RELATED   INFORMATION   FOR   VANISHING   POINT
STOCKHOLDERS; APPROVAL OF Stockholders. Vanishing Point and LightTouch shall cooperate to prepare and provide to the Vanishing Point Stockholders sufficient information to satisfy the information disclosure requirements under applicable provisions of the Securities Act, including information summarizing the business of LightTouch, and explaining the rights of the former shareholders of Vanishing Point following the consummation of the Merger (the "MERGER INFORMATION"). Such Merger Information shall be delivered to each Vanishing Point Stockholder in connection with their consideration and approval of the Merger and related transactions. Vanishing Point will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its Stockholders, or obtain written consent therefrom, for the purpose of approving this Agreement, the Merger and the other transactions contemplated hereby and for such other purposes as may be necessary or desirable in connection therewith, and (b) subject to any contrary fiduciary obligations of its Board of Directors (as advised in writing by outside counsel), recommend to its Stockholders the approval of such foregoing matters to be submitted by it to its Stockholders.

         Section 5.3. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         Section 5.4. CONVERSION OF VANISHING POINT OPTIONS.

                 (a) As provided in Section 1.3, all rights under any stock option granted by Vanishing Point pursuant to the Vanishing Point Option Plan outstanding at the Effective Time (the "OUTSTANDING OPTIONS") shall be converted into corresponding rights to purchase shares of LightTouch Common Stock in accordance with Section 1.3; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code ("QUALIFIED STOCK OPTIONS"), the option price, number of shares purchasable pursuant to such option and terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                 (b) As soon as practicable after the Effective Time, LightTouch shall deliver to all holders of Outstanding Options appropriate notices setting forth LightTouch's acknowledgment that it has assumed such Outstanding Options and setting forth such holders' rights pursuant to the terms of such options and the Vanishing Point Option Plan, and the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to any adjustments to such agreements required by Section 1.3 or this Section 5.4 or otherwise as a result of the Merger).

                 (c) LightTouch shall take all action necessary to reserve for issuance a sufficient number of shares of LightTouch Common Stock upon the exercise of the Outstanding Options assumed by it in accordance with this
Section 5.4. Within sixty (60) days after the Effective Time, subject to (to the extent required by LightTouch) all LightTouch employees having executed agreements containing "lock-up" provisions satisfactory to LightTouch in its sole discretion, LightTouch shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of LightTouch Common Stock subject to Outstanding Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement, and shall deliver to holders of Outstanding Options documents containing the information specified in Part I of Form S-8.

         Section 5.5. COVENANTS TO BE PERFORMED AFTER EFFECTIVE TIME. LightTouch and Vanishing Point covenant and agree that the following shall occur after the Effective Time, and LightTouch covenants and agrees to cause the following to occur after the Effective Time:

                 (a) The chief executive offices of LightTouch shall be moved to the facilities of Vanishing Point in Raleigh, North Carolina as of the Effective Time, and the chief executive offices of Vanishing Point shall remain at such facilities in Raleigh, North Carolina, until the Board of the Directors of LightTouch or Vanishing Point, as applicable, determines otherwise after the Effective Time.

                 (b) Vanishing Point and/or LightTouch shall negotiate in good faith with Melisse Shaban, Glen Shipley and Gregory Martini the terms and conditions of employment agreements for each of them, to be entered into within 90 days after the Closing Date, with such terms and conditions acceptable to the Board of Directors of Vanishing Point and/or LightTouch, as applicable, and Melisse Shaban, Glen Shipley or Gregory Martini, as applicable. Notwithstanding the provisions of paragraph (a) of this Section 5.5, it is understood that Gregory Martini's and certain other LightTouch officers' offices will continue to be located until further notice in their present respective locations rather than in Raleigh, North Carolina.

                 (c) Simultaneously with the execution of such employment agreement with Gregory Martini, one or more Persons who are (i) stockholders (or their Affiliates) of LightTouch on the date hereof or (ii) Persons who have been solicited by Gregory Martini to invest new capital in LightTouch and who are not stockholders (or their Affiliates) of Vanishing Point on the date hereof, shall purchase for not less than $100,000 a number of shares of the Common Stock of LightTouch, for the same price per share as is paid by the LightTouch stockholders who purchase Common Stock of LightTouch on the Closing Date as contemplated by Section 8.11 hereof (it being understood that, pursuant to the definition of Conversion Number in Schedule 1.2(e) hereof, the number of shares received by such stockholders, when added to the shares of LightTouch Common Stock retained by LightTouch stockholders on the Closing Date, will not increase the aggregate percentage of

Common Stock of LightTouch contemplated by Schedule 1.2(e) hereof to be retained by the stockholders of LightTouch after giving effect to the Merger hereunder).

                                    ARTICLE 6

               MUTUAL CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS

         The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following condition which may not be waived.

         Section 6.1. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         Section 6.2. NO VIOLATION OF LAWS, ETC. Neither the consummation nor the performance of any of the transactions provided for herein shall contravene or conflict with or result in a violation of, any applicable law or regulation.

         Section 6.3. APPROVAL BY STOCKHOLDERS. The Vanishing Point Stockholders shall have approved this Agreement and the Merger.

                                    ARTICLE 7

                    CONDITIONS PRECEDENT TO LIGHTTOUCH'S AND
                         ACQUISITION CORP'S OBLIGATIONS

         Notwithstanding the provisions of Article 1, LightTouch and Acquisition Corp shall be obligated to perform the acts contemplated for performance by them under Article 1 only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by
LightTouch:

         Section 7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES BY VANISHING POINT. The representations and warranties of Vanishing Point set forth in
Article 2 shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes permitted or required by this Agreement.

         Section 7.2. COMPLIANCE BY VANISHING POINT. Vanishing Point and each of its subsidiaries shall have performed and complied in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all covenants and agreements contained in this Agreement required to be performed or complied with by them on or before the Closing Date.

         Section 7.3. DELIVERY OF CERTIFICATE OF MERGER. Vanishing Point shall have duly executed and delivered the Certificate of Merger.

         Section 7.4. NO MATERIAL CHANGE. Since July 1, 2000, there shall not have been any material adverse change (other than operating losses consistent with previous operating losses) in the condition (financial or otherwise), operations, business, prospects or assets of Vanishing Point and its subsidiaries taken as a whole or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of Vanishing Point and its subsidiaries taken as a whole.

         Section 7.5. OFFICERS' CLOSING CERTIFICATE. Vanishing Point shall have executed and delivered to Acquisition Corp and LightTouch at and as of the Closing a certificate, duly executed by Vanishing Point's President or Chief Financial Officer, in form and substance satisfactory to LightTouch, certifying that the conditions specified in each of Section 7.1, 7.2 and 7.4 have been satisfied.

         Section 7.6. RESIGNATIONS OF DIRECTORS AND OFFICERS. Except for those directors and officers listed on Schedule 1.2(i) as being directors and officers of the Surviving Corporation and LightTouch after the Effective Time, all of the directors and officers of Vanishing Point shall have resigned their positions with Vanishing Point, on or prior to the Closing Date and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as LightTouch shall have reasonably requested.

         Section 7.7. CONVERSION OF PREFERRED STOCK. The issued and outstanding shares of Vanishing Point Preferred Stock shall have been converted into Vanishing Point Common Stock pursuant to Section B3(b) of Article III of Vanishing Point's Certificate of Incorporation.

         Section 7.8. CONVERSION OF CONVERTIBLE NOTES. Each convertible note issued by Vanishing Point other than (a) that certain Convertible Note in the original principal amount of $100,000, dated July 28, 2000, made by Vanishing Point, Inc. to the order of LightTouch Vein & Laser, Inc. and (b) that certain Convertible Note in the original principal amount of $100,000, dated July 31, 2000, made by Vanishing Point, Inc. to the order of Meyer Ventures, LLC, shall have been converted into Vanishing Point Common Stock (it being understood that any such note may be amended to provide for such conversion at the rate of one share of Vanishing Point Common Stock for each $1.00 of principal and interest of such notes).

         Section 7.9. OPINION OF VANISHING POINT'S COUNSEL. Vanishing Point shall have delivered to LightTouch and Acquisition Corp an opinion of Bingham Dana LLP, counsel to Vanishing Point, dated the Closing Date and substantially in the form of EXHIBIT B hereto.

         Section 7.10. [Reserved]

         Section 7.11. CONSENTS. Vanishing Point shall have obtained the consents of third parties listed in Section 7.11 of the Vanishing Point Disclosure Schedule and LightTouch shall have obtained the consents of third parties listed on Section 8.9 of the LightTouch Disclosure Schedule.

         Section 7.12. VOTING AGREEMENT. Stockholders of Vanishing Point who, after giving effect to the Merger, own not less than 50% (on a fully diluted basis) of the shares that have the right (or that will upon exercise of options or warrants have the right) to vote to elect the directors of Vanishing Point shall have entered into a Voting Agreement in the form of EXHIBIT D hereto.

         Section 7.13. CAPITAL CONTRIBUTIONS. One or more Persons who are (i) stockholders (or their Affiliates) of Vanishing Point on the date hereof, or
(ii) Persons who have been solicited to invest new capital in Vanishing Point or LightTouch by the officers or directors or stockholders (or their Affiliates) of Vanishing Point, and who are not stockholders (or their Affiliates) of LightTouch on the date hereof, shall have purchased for not less than $1,000,000, as of the Effective Time, a number of shares of the Common Stock of Vanishing Point or LightTouch agreed upon by such stockholders and Vanishing Point or LightTouch, as applicable (it being understood that, pursuant to the definition of Conversion Number in Schedule 1.2(e) hereof, the number of shares received by such stockholders for such $1,000,000 will not increase the aggregate percentage of Common Stock of LightTouch received by the stockholders of Vanishing Point hereunder).

         Section 7.14. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all certificates and documents delivered to LightTouch or Acquisition Corp pursuant to this Article 7 shall be reasonably satisfactory to LightTouch.

                                    ARTICLE 8

              CONDITIONS PRECEDENT TO VANISHING POINT'S OBLIGATIONS

         Notwithstanding the provisions of Article 1, Vanishing Point shall be obligated to perform the acts contemplated for performance by it under Article 1 only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by Vanishing Point:

         Section 8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES BY LIGHTTOUCH AND ACQUISITION CORP. The representations and warranties of LightTouch and Acquisition Corp set forth in Article 3 shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes permitted or required by this Agreement.

         Section 8.2. COMPLIANCE BY LIGHTTOUCH AND ACQUISITION CORP. Acquisition Corp and LightTouch and each of its subsidiaries shall have performed and complied in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all of the covenants and agreements required to be performed or complied with by them by the Closing Date.

         Section 8.3. CERTIFICATE OF MERGER. Acquisition Corp shall have duly executed and delivered the Certificate of Merger.

         Section 8.4. NO MATERIAL CHANGE. Since March 31, 2000, there shall not have been any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of LightTouch and its subsidiaries taken as a whole or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of LightTouch and its subsidiaries taken as a whole.

         Section 8.5. OFFICERS' CLOSING CERTIFICATE. LightTouch shall have executed and delivered to Vanishing Point at and as of the Closing a certificate, duly executed by LightTouch's President or Chief Financial Officer, in form and substance satisfactory to Vanishing Point, certifying that the conditions specified in each of Section 8.1, 8.2 and 8.4 have been satisfied.

         Section 8.6. RESIGNATIONS OF DIRECTORS AND OFFICERS. Except for those directors and officers listed on Schedule 1.2(i) as being directors and officers of the Surviving Corporation and LightTouch after the Effective Time, all of the directors and officers of LightTouch shall have resigned their positions with LightTouch, on or prior to the Closing Date and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as Vanishing Point shall have reasonably requested.

         Section 8.7. OPINIONS OF LIGHTTOUCH'S COUNSEL. LightTouch shall have delivered to Vanishing Point the opinion of Dill, Dill, Carr, Stonbraker & Hutchings, P.C. counsel for LightTouch and Acquisition Corp, dated the Closing Date and substantially in the form of EXHIBIT C hereto.

         Section 8.8. [Reserved]

         Section 8.9. CONSENTS. Vanishing Point shall have obtained the consents of third parties listed in Section 7.11 of the Vanishing Point Disclosure Schedule and LightTouch shall have obtained the consents of third parties listed on Section 8.9 of the LightTouch Disclosure Schedule.

         Section 8.10. VOTING AGREEMENT. Stockholders of LightTouch who, after giving effect to the Merger, own not less than 50% (on a fully diluted basis) of the shares that have the right (or that will upon exercise of options or warrants have the right) to vote to elect the directors of LightTouch shall have entered into a Voting Agreement in the form of Exhibit D hereto.

         Section 8.11. CAPITAL CONTRIBUTIONS. One or more Persons who are (i) stockholders (or their Affiliates) of LightTouch on the date hereof, or (ii) Persons who have been solicited to invest new capital in LightTouch by the officers or directors or stockholders (or their Affiliates) of LightTouch, and who are not stockholders (or their Affiliates) of Vanishing Point on the date hereof, shall have purchased for not less than $150,000, as of the Effective Time, a number of shares of the Common Stock of LightTouch agreed upon by such stockholders and LightTouch, as applicable (it being understood that, pursuant to the definition of Conversion Number in Schedule 1.2(e) hereof, the number of shares received by such stockholders for such $150,000 will not increase the aggregate percentage of Common Stock of LightTouch retained by the stockholders of LightTouch after giving effect to the Merger hereunder).

         Section 8.12. CONTRIBUTION OF LIGHTTOUCH INTELLECTUAL PROPERTY. Each stockholder of LightTouch and Affiliate of a stockholder of LightTouch who owns any Intellectual Property that is used by LightTouch or any subsidiary of LightTouch in its business shall have been contributed to LightTouch without consideration (other than consideration in the form of Common Stock of LightTouch that does not increase the percentage of Common Stock that is retained by the stockholders of LightTouch after giving effect to the Merger).

         Section 8.13. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all certificates and documents delivered to Vanishing Point pursuant to this Article 8 shall be reasonably satisfactory to Vanishing Point and its counsel.

         Section 8.14. RATIFICATION AGREEMENT. A letter agreement in form and substance satisfactory to Vanishing Point, by and among LightTouch and the Persons (the "PRINCIPAL STOCKHOLDERS") set forth in Section 8.11 of the LightTouch Disclosure Schedule, providing, among other things for the ratification of actions taken to date by the directors and stockholders of LightTouch, and for certain changes to be made to the Articles of Incorporation and By-Laws of LightTouch (the "RATIFICATION AGREEMENT"), shall have been executed and delivered to Vanishing Point and LightTouch.


                                    ARTICLE 9
                            CONFIDENTIAL INFORMATION

         9.1. CONFIDENTIAL INFORMATION. Any and all "Confidential Information", as defined in Section 6 of the letter agreement dated July 12, 2000, between LightTouch and Vanishing Point with respect to the transactions provided from herein (the "LETTER AGREEMENT"), including without limitation Confidential Information provided by any party to another party pursuant to Section 4.1 hereof, shall remain subject to the terms of Section 6 of the Letter Agreement.

                                   ARTICLE 10

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties made by Vanishing Point and/or LightTouch in or pursuant to this Agreement shall not survive the Merger and shall expire at the Effective Time.

         10.2. SURVIVAL OF COVENANTS.

         Any covenants and agreements of the parties which by their terms are to be performed subsequent to the Closing shall survive the Merger.

                                   ARTICLE 11

                   TERMINATION; LIABILITIES CONSEQUENT THEREON

         This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (whether before or after approval of the Merger by the Vanishing Point stockholders) only as follows:

                 (a) by LightTouch or Acquisition Corp, upon notice to Vanishing Point if the conditions set forth in Articles 6 and 7 shall not have been satisfied on or prior to August 31, 2000, unless the failure to meet such conditions arises from the intentional breach by LightTouch or Acquisition Corp of any provisions of this Agreement for the purpose of evading or avoiding their obligation to consummate the Merger or from a material misrepresentation or breach of warranty by LightTouch or Acquisition Corp.; provided, however, that this Agreement may not be terminated pursuant to this paragraph prior to the expiration of the cure period described in Section 11(d) if the cure is being diligently pursued; or

                  (b) by Vanishing Point, upon notice to LightTouch and Acquisition Corp, if the conditions set forth in Articles 6 and 8 shall not have been satisfied on or prior to August 31, 2000, unless the failure to meet such conditions arises from the intentional breach by Vanishing Point of any provisions of this Agreement for the purpose of evading or avoiding its obligation to consummate the Merger or from a material misrepresentation or breach of warranty by LightTouch or Acquisition Corp.; provided, however, that this Agreement may not be terminated pursuant to this paragraph prior to the expiration of the cure period described in Section 11(d) if the cure is being diligently pursued; or

                 (c) at any time by mutual agreement of the Boards of Directors of LightTouch, Acquisition Corp and Vanishing Point; or

                 (d) by LightTouch or Acquisition Corp if there has been any material misrepresentation by Vanishing Point contained herein or material breach of any warranty or covenant of Vanishing Point contained herein and the same has not been cured within fifteen (15) days after notice from LightTouch to Vanishing Point thereof; or

                 (e) by Vanishing Point if there has been any material misrepresentation by LightTouch or Acquisition Corp contained herein or material breach of any warranty or covenant of LightTouch or Acquisition Corp contained herein and the same has not been cured within 15 days after notice from Vanishing Point to LightTouch thereof.

         Any termination pursuant to this Article 11 shall be without liability on the part of any party, unless such termination is the result of a deliberate breach of warranty or other breach of this Agreement by a party to this Agreement. The Confidentiality Agreement and the provisions of Article 12 of this Agreement shall survive any termination of this Agreement.


                                   ARTICLE 12

                                    EXPENSES

         Section 12.1. EXPENSES. All expenses incurred by any party hereto or by any holder of Vanishing Point Common Stock or Vanishing Point Preferred Stock, in their capacity as such shall be borne by the party or stockholder incurring the same. LightTouch acknowledges that Vanishing Point will bear and pay such investment banking fees, legal and other fees and expenses as Vanishing Point may incur in connection with the Merger.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         Section 13.1. AMENDMENTS. This Agreement may be amended in any manner and at any time prior to the submission of this Agreement to the Vanishing Point Stockholders, and, after such submission, may be amended to extend the Closing
Date and the termination date referred to in Article 11 or to make other amendments which, in the opinion of the respective counsel for LightTouch, Acquisition Corp and Vanishing Point, do not require an additional vote of the Vanishing Point Stockholders pursuant to Section 251 of the DGCL or substantially alter the terms hereof, by written instrument stating that it is an amendment of this Agreement executed by LightTouch, Acquisition Corp and Vanishing Point and approved by the Boards of Directors of LightTouch, Acquisition Corp and Vanishing Point.

         Section 13.2. NOTICES. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by written telecommunication, mail or recognized overnight delivery service, and shall be deemed sufficiently given (a) one business day after notice is delivered to a recognized delivery service, addressed to such party at such address, (b) on the day that notice is given by confirmed written telecommunication (or, if the telecommunication is given on a day that is not a business day or after 3:00 p.m. on a business day, on the next business day), and (c) four business days after notice is mailed by registered mail, postage prepaid, addressed to such party at such address. Any party may, by notice to the others, change its address for receiving such notices.

         Address for notices to LightTouch and Acquisition Corp:

                           LightTouch Vein & Laser, Inc.
                           75 Cavalier Boulevard
                           Suite 108
                           Florence, Kentucky  41042
                           Attention:  Gregory F. Martini, CEO
                           Facsimile:  (859) 384-9431

         Address for notices to Vanishing Point:

                           Vanishing Point, Inc.
                           414 Glenwood Avenue
                           Suite 105

                           Raleigh, North Carolina 27603
                           Attention:  Melisse Shaban, President
                           Facsimile: 919-424-3936

         Section 13.3. ASSIGNMENT AND BENEFITS OF AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, but may not be assigned by any of the foregoing without the written consent of the others. Except as aforesaid or as specifically provided for elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their said successors and assigns, any rights under or by reason of this Agreement.

         Section 13.4. ENTIRE AGREEMENT. This Agreement, including all Exhibits and Schedules hereto, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and can not be amended except by a written instrument hereafter signed by all of the parties hereto. TIME IS OF THE ESSENCE as to all provisions of this Agreement.

         Section 13.5. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws (not including the choice-of-law rules) of the State of New York, except to the extent that the Delaware General Corporation Law applies.

         Section 13.6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

         Section 13.7. SECTION HEADINGS. All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

         Section 13.8. SEVERABILITY. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         Section 13.9. FURTHER ASSURANCES. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         Section 13.10. PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that, except to the extent required by law, no party to this Agreement shall make, issue or release any announcement, statement or acknowledgment of the existence of, or reveal the status of, the transactions provided for herein, whether to the public generally, or to employees, suppliers or customers, without first obtaining the consent of the other parties hereto. Nothing in the preceding sentence shall be construed to relieve Vanishing Point from its obligations under Section 5.2 hereof.

         Section 13.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         Section 13.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                        [Signatures Follow on Next Page]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                       LIGHTTOUCH VEIN & LASER, INC.



                                       By       /S/ GREGORY F. MARTINI
                                         --------------------------------------
                                                Name:
                                                Title:


                                       LIGHTTOUCH ACQUISITION CORP.



                                       By       /S/ GREGORY F. MARTINI
                                         --------------------------------------
                                                Name:
                                                Title:


                                       VANISHING POINT, INC.



                                       By       /S/ MELISSE SHABAN
                                         --------------------------------------
                                                Name:    Melisse Shaban
                                                Title:   President CEO